UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 16, 2022
Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE
WOONSOCKET, rhode island 02895
(Address of Principal Executive Offices) (Zip Code)

(401) 671-6550
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SUMR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2022, Summer Infant, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 16, 2022, by and among the Company, Kids2, Inc., a Georgia corporation (“Kids2”), and Project Abacus Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Kids2 (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Kids2.

As of May 6, 2022, the record date for the Special Meeting, there were 2,164,791 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) outstanding, each of which was entitled to one vote for each proposal at the Special Meeting.

Each of the proposals upon which the Company’s stockholders voted at the Special Meeting were approved by the requisite vote. The voting results are set forth below.

Proposal 1: The Merger Proposal.

To adopt the Agreement and Plan of Merger, dated March 16, 2022 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Kids2, Inc., a Georgia corporation (“Parent”), and Project Abacus Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the satisfaction or waiver of the conditions to closing set forth therein, Merger Sub will merge with and into the Company with the Company surviving the Merger as a wholly owned subsidiary of Parent.

For	Against	Abstained
1,563,783	2,426	45

Proposal 2: The Compensation Proposal.

To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

For	Against	Abstained
1,504,187	35,939	26,128

Proposal 3: The Adjournment Proposal.

To approve the adjournment of the Special Meeting to a later date or dates, or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are insufficient votes for, or otherwise in connection with, the approval of the Merger Proposal (the “Adjournment Proposal”). As there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, the Adjournment Proposal was unnecessary and such proposal was not submitted to the Company’s stockholders for approval at the Special Meeting.

Item 8.01	Other Events.

On June 16, 2022, the Company issued a press release announcing the preliminary results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 16, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: June 16, 2022	By:	/s/ Bruce Meier
Bruce Meier
Interim Chief Financial Officer